Exhibit 99.1

Media Contact:

Marne Oberg

Analysts International Corporation

(952) 838-2867

Analysts International Corporation Announces Results of
Annual Shareholder Meeting

MINNEAPOLIS, MN - June 3, 2009 - Analysts International Corporation (AIC) (NASDAQ: ANLY), an information technology services company, today announced the outcome of the Company’s shareholder meeting held on June 2, 2009.

The Company’s shareholders elected the following persons to serve as members of the Board of Directors for a one-year term:  Elmer N. Baldwin, Brigid A. Bonner, Andrew K. Borgstrom, Krzysztof K. Burhardt, Joseph T. Dunsmore, Galen G. Johnson and Douglas C. Neve.

AIC shareholders also approved the 2009 Equity Incentive Plan and ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal year 2009.

About Analysts International Corporation
Analysts International Corporation (NASDAQ: ANLY) is an information technology services company that’s focused on providing configured solutions for its clients. We proudly serve a broad portfolio of clients throughout the United States with technology staffing, collaboration solutions, infrastructure solutions, project and application solutions and managed services offerings. For more information, visit us online at www.analysts.com.

# # #